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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of ANR Pipeline Company on Form S-4 of our report dated March 19, 2001 (May 20, 2003 as to the effects of the acquisition of El Paso Great Lakes, Inc., described in Note 1), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 3, 2003